PATAPSCO BANCORP, INC.
                         CASH DEFERRED COMPENSATION PLAN

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                                TABLE OF CONTENTS
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                                                                     Page

ARTICLE I.        General Provisions...................................1

ARTICLE II.       Definitions..........................................1

ARTICLE III.      Eligibility and Participation........................2

ARTICLE IV.       Deferred Compensation................................2

ARTICLE V.        Plan Administration..................................3

ARTICLE VI.       Amendment and Termination............................3

ARTICLE VII.      General Provisions...................................3

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                             PATAPSCO BANCORP, INC.
                         CASH DEFERRED COMPENSATION PLAN

Article I.  GENERAL PROVISIONS

     1.01 Purpose.  The Company hereby  establishes this Plan for the purpose of
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enabling  Directors to defer the receipt of fees  otherwise  payable to them, in cash, and to transfer to this Plan amounts deferred under the Prior Plan.

     1.02 Effective Date. The Plan shall become effective on August 15, 2001.
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Article II. DEFINITIONS

     Unless the context clearly  requires  otherwise,  the terms defined in this
Article II shall, for all purposes of this Plan, have the respective meanings specified in this Article II.

     2.01   "Beneficiary"   means  the  person  or  persons   designated   as  a
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Participant's  beneficiary  or  beneficiaries  in  accordance  with Section 4.02 hereof or a Participant's deferred compensation agreement.

     2.02 "Board" means the Company's Board of Directors.
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     2.03 "Committee"  means the committee  appointed by the Board to administer
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the Plan.  In the absence at any time of a duly  appointed  committee,  the Plan shall be administered by those members of the Employer's Board who are "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

     2.04 "Company" means Patapsco Bancorp, Inc.
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     2.05 "Common Stock" means common stock of the Company.
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     2.06  "Compensation"  means the total fees that the  Director  receives for
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service on the Board during the Plan Year.

     2.07 "Director" means any member of the Board.
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     2.08  "Participant"  means a Director who has made a deferred  compensation
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election pursuant to Article IV hereof.

     2.09 "Plan" means the Patapsco  Bancorp,  Inc. Cash  Deferred  Compensation
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Plan, as amended from time to time.

     2.10 "Plan Year" means the 12-month  period  ending on each June 30th after
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the  Effective  Date,  except the  initial  Plan Year shall be a short plan year beginning August 15, 2001 and ending June 30, 2002.

     2.11 "Prior Plan" means the Patapsco  Deferred  Compensation Plan in effect
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prior to August 15, 2001.

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     2.12 "Share" means one share of Common Stock.
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Article III. ELIGIBILITY AND PARTICIPATION

     Each Director of the Company shall be eligible to participate in the Plan.

Article IV.  DEFERRED COMPENSATION

     4.01 General  Deferral  Procedure.  In accordance  with this Article,  each
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Director may elect,  within 30 days of becoming a  Participant  or in advance of any July 1st, to defer all or any portion of the Compensation otherwise payable to him from the Company, in cash, for any Plan Year in which the Plan is in effect. Deferred amounts shall be credited by the Company to a bookkeeping account ("Deferral Account") Employer at the end of each calendar quarter, in accordance with the terms of the deferred compensation agreement entered into between the Participant and the Company.

     In addition to the funds deferred quarter-annually and credited to the Deferral Accounts of Participants, the Company shall adjust each Account at the end of each Plan Year to credit the Participant's Deferral Account with the appreciation that would have occurred if the Deferral Account had been invested in a fund having the highest interest rate during the Plan Year which The Patapsco Bank pays on certificates of deposit having a term of one year.

     4.02 Distributions to Participants.  A Participant's Deferral Account shall
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be paid,  in cash,  in  accordance  with those  terms set forth in his  deferred compensation agreement which are applicable to the deferred amounts. If a Participant should die before receiving all deferred compensation benefits payable under this Article, then such payment(s) shall be made to the Participant's Beneficiary.

     4.03 Agreements.  Deferred compensation  agreements made hereunder shall be
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prospective  only and shall be  irrevocable  with  respect to  amounts  deferred pursuant thereto, except that a Participant may at any time and from time to time (i) change the Beneficiary designated therein, and/or (ii) file a deferred compensation agreement which supersedes a prior deferred compensation agreement as to amounts deferred on or after the July 1st which coincides with or next follows execution of the superseding agreement. In addition, a Participant may at any time file a written notice with the Company pursuant to which the Participant ceases future deferrals as soon as practicable after the Company receives such notice.

     4.04  Transfers from Prior Plan. A Participant  who deferred  amounts under
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the Prior Plan may make a one time election,  not later than August 31, 2001, to transfer the value of amounts credited to his account under the Prior Plan to this Plan by entering into a deferred compensation agreement with the Company. All such deferred amounts transferred from the Prior Plan to this Plan shall be distributed in cash to the Participant at such time and in such manner as specified in the Participant's deferred compensation agreement with the Company that was applicable with respect to such deferred amounts. Such transferred amounts shall be credited to a separate bookkeeping account ("Transfer Account") in the name of the Participant. The Company shall adjust such Transfer Account at the end of each Plan Year to credit the account with the appreciation that would have occurred if the Transfer Account had been invested in a fund having the highest interest rate during the Plan Year which The Patapsco Bank pays on certificates of deposit having a term of one year.

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Article V.   PLAN ADMINISTRATION

     5.01 The Committee.  In its sole and absolute discretion,  which discretion
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when exercised shall be final and binding on all parties affected  thereby,  the
Committee shall have the authority and the responsibility to control the administration and operation of the Plan in accordance with its terms including, without limiting the generality of the foregoing, the powers and duties: (i) to
interpret,   apply,  and  administer  the  Plan,  to  decide  all  questions  of eligibility, participation, status, benefits, and rights of Participants and Beneficiaries under the Plan; (ii) to establish and amend such rules and procedures as it deems necessary or appropriate to the proper administration of the Plan; (iii) to employ or retain such agents as it deems necessary or advisable to assist in the administration of the Plan, and to delegate to the extent permitted by applicable law such powers and duties as it deems necessary or advisable, (iv) to prepare and file all statements, returns, and reports required to be filed by the Plan with any agency of government; (v) to comply with all requirements of applicable state and federal law including applicable securities, labor and tax law; and (vi) to perform all functions otherwise assigned to it under the terms of the Plan.

     5.02 Claims Procedure. Claims for benefits under the Plan shall be filed in
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writing with the Committee.  Written notice of the Committee's  disposition of a claim generally shall be furnished to the claimant within 60 days after the application therefor is filed. However, if special circumstances exist of which the Committee notifies the claimant within such 60 day period, the Committee may extend such period to the extent necessary, but in no event beyond 180 days after the claim is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. Any claimant who has been denied a benefit shall be entitled, upon request to the Committee, to appeal the denial of his claim within 60 days following the Committee's determination described in the preceding sentence. Upon such appeal, the claimant, or his representative, shall be entitled to examine pertinent documents, submit issues and comments in writing to the Committee, and meet with the Committee. The Committee shall review its decision and issue a final decision to the claimant in writing, generally within 60 days following such appeal. However, if special circumstances exist of which the Committee notifies the claimant within such 60 day period, the Committee may extend such period to the extent necessary, but in no event beyond 120 days following such appeal.

Article VI.  AMENDMENT AND TERMINATION

     The Company, acting by its Board, reserves the right at any time to terminate or amend the Plan in any manner and for any reason; provided, that no amendment or termination shall, without the consent of the Participant or, if applicable, his Beneficiary, either (i) adversely affect such Participant's or Beneficiary's rights with respect to benefits accrued as of the date of such amendment or termination, or (ii) suspend or terminate the Plan during a Plan Year without providing for both advance written notice to Participants and the payment of benefits for the portion of the Plan Year during which the Plan was in effect.

Article VII. GENERAL PROVISIONS

     7.01 Prohibition Against  Alienation.  Benefits payable to a Participant or
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Beneficiary  under the terms of this Plan  shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, hypothecation, attachment, receivership, or encumbrance of any kind,

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nor shall it pass to any trustee in  bankruptcy  or be reached or applied by any legal process for the payment of any obligations of the Participant or Beneficiary, except at such times and in such manner as provided in this Plan.

     7.02 No Enlargement of Employment  Rights.  Nothing  contained in this Plan
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shall give or be  construed  as giving any  Director the right to be retained in the service of the Company, or shall interfere with the right of the Company to terminate any Director's service at any time.

     7.03 Unfunded Promise to Pay.  Nothing  contained herein shall be deemed to
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create  a trust of any  kind or  create  any  fiduciary  relationship.  Deferred amounts hereunder shall continue for all purposes to be part of the general assets of the Company and no person other than the Company shall, by virtue of the provisions of this Plan, have any interest in such assets. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     7.04 Gender.  Whenever any masculine  terminology  is used in this Plan, it
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shall be taken to include the feminine, unless the context otherwise indicates.

     7.05  Applicable  Law. This Plan shall be construed and regulated,  and its
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validity and effect and the rights hereunder of all parties  interested shall at all times be determined, in accordance with the laws of the State of Maryland, except to the extent such state law is preempted by federal law.

     7.06  Titles and  Headings.  The titles and  headings  included  herein are
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included for convenience only and shall not be construed as in any way affecting or modifying the text of this Plan, which text shall control.

     IN WITNESS WHEREOF, the Company hereby adopts this Plan effective as of August 15, 2001.


ATTEST:                              PATAPSCO BANCORP, INC.


___________________________          By:_______________________________
                                               Its President


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                             PATAPSCO BANCORP, INC.
                         CASH DEFERRED COMPENSATION PLAN
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                   DIRECTOR'S DEFERRED COMPENSATION AGREEMENT
                  ____________________________________________


     AGREEMENT,   made  this  ____  day  of  ________,   2001,  by  and  between
_______________ (the "Participant"), and Patapsco Bancorp, Inc. (the "Company").

     WHEREAS, the Company maintains the Patapsco Bancorp, Inc. Cash Deferred Compensation Plan (the "Plan"); and

     WHEREAS, the Participant is eligible to make a deferred compensation election pursuant to the Plan; and

     WHEREAS, the Company's Board of Directors has established that any director of the Employer may elect to defer his or her director's fees and may defer said fees under the same terms and conditions as set forth in the Plan.

     NOW THEREFORE, it is mutually agreed as follows:

     1. The Participant, by the execution hereof, agrees to defer his or her regular director's fees, pursuant to the terms and conditions set forth in the Plan and, in accordance therewith, makes the following elections:

          a. Participant hereby elects to defer ______ percent (____%) of the director's fees otherwise earned from the date of this Agreement forward.

          b. Until distributed to the Participant, the amounts deferred pursuant hereto and any amounts transferred to this Plan from the Patapsco Deferred Compensation Plan shall appreciate for each Plan Year as though they were invested in a fund having the highest interest rate which The Patapsco Bank pays on certificates of deposit having a term of one year.

          c. The amounts deferred under the Plan, and any related accumulated income on such deferrals shall be distributed, in cash, beginning on the first day of the month following the Participant's _____ termination of service with the Company,* ______ attainment of age ______, OR ______ the later to occur of these events.

          d. The Participant hereby elects to have the amount deferred hereunder, and any earnings attributable thereto be distributed as follows:
_____ one lump sum, OR _____ substantially equal ____ annual ____ monthly payments over a period of ______ years.

     2. The Participant hereby designates _______________________ to be his or her beneficiary and to receive the balance of any unpaid deferred compensation and related earnings.


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*    The Participant shall be treated as having  terminated  service upon ending all duties and positions with the Company (including those of an honorary director).

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     3. With respect to amounts deferred while this Agreement is in effect,  the elections made hereunder shall be irrevocable, except that a Participant may at any time and from time to time prospectively change (i) the investment election made in paragraph 1.b. hereof, and (ii) the beneficiary designation made in paragraph 2 hereof. A Participant may at any time file a new agreement that supersedes this Agreement with respect to amounts earned from the date of the superseding agreement forward.

     4. The Company agrees to make payment of the amount due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

                                        PARTICIPANT

                                        _______________________________________
                                        Participant

                                        PATAPSCO BANCORP, INC.

                                        By_____________________________________
                                          Its__________________________________



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